UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

ARVANA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30695	87-0618509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Main Street, 13th Floor, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (801) 232-7395

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check number if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 5.01 Changes in Control of Registrant.

(a)  Change in Control

(1) Bondock LLC. (“Bondock”), a Nevada limited liability company owned by Brian Lovig has acquired control of Arvana Inc. (“Arvana”).

(2) The change in control was effective May 10, 2022, pursuant to an agreement for the sale and purchase of thirty-one million one hundred and two thousand eight hundred and eighty-two (31,102.882) shares of common stock by certain affiliated and unaffiliated stockholders of Arvana to Bondock in exchange for an unsecured interest free promissory note in the amount of two million dollars ($2,000,000) due on or before May 9, 2024 (“Note”).

(3) The basis for the change in control is Bondock’s direct ownership of 31,102,882 shares of Arvana representing 91.08% of its outstanding common stock.

(4) The consideration paid to effect the change in control is the Note.

(5) Bondock will rely on its own funds to satisfy the Note.

(6) The persons from whom Bondock assumed control are Altaf Nazerali, entities over whom Mr. Nazerali exercises beneficial ownership namely International Portfolio Management, Inc. and Valor Invest Ltd., 681315 B.C. Ltd. an entity beneficially owned by Jaisun Garcha, John Baring an Arvana director and stockholder, and Raymond Wicki, an Arvana stockholder.

(7) None.

(8) Arvana is a shell company as that term is defined in Rule 12b-2 of the Exchange Act.

(b)  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the number of shares of our common stock owned of record and beneficially by: (i) each of our directors, (ii) each of our executive officers, (iii) our executive officers and directors as a group, and (iv) each shareholder who is known to us to beneficially own more than 5% of the 34,148,518 shares outstanding. Unless otherwise indicated, the stockholders included possess either voting power or ownership of record.

Title of Class	Name and Address of Record and Beneficial Holders (1)	Shares Owned of Record	Percentage Voting
Common	Ruairidh Campbell, CEO, CFO, PAO, and Director 3002 Kinney Ave., Austin, TX 78704	—	0%
Common	Sir John Baring, Director 500 Cathedral Dr., #2814 Aptos, CA 95001	14,625	<1%
Common	Shawn Teigen, Director 525 Emerson Ave, Salt Lake City, UT 84105	—	0%
Common	All Directors and Officers as a Group	14,625	<0%
Common	Bondock LLC (2) 1057 Whitney Ranch Dr., # 350 Henderson, NV 89014	31,102.882	91.08%
Total		31,117,507	91.12%

(1)  Under Commission Rule 13d-3, the beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or direct the voting of shares; and/or investment power, which includes the power to dispose or direct the disposition of shares.

(2) The beneficial owner of Bondock LLC is Brian Lovig.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arvana, Inc.

Date: May 17, 2022	By: /s/ Ruairidh Campbell
Name: Ruairidh Campbell
Title: Chief Executive Officer

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